SMITHFIELD FOODS REPORTS STRONG FOURTH QUARTER AND
FISCAL YEAR 2024 RESULTS LED BY PACKAGED MEATS SEGMENT

SMITHFIELD, Va., March 25, 2025 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fourth quarter and fiscal year ended December 29, 2024. The Company also provided its financial outlook for fiscal 2025 and announced a quarterly dividend of $0.25 per share.

Full Year Fiscal 2024 Financial Highlights
•Net sales of $14.1 billion
•Operating profit of $1.1 billion; adjusted operating profit of $1.0 billion
•Operating margin of 7.9%; adjusted operating margin of 7.2%
•Packaged Meats segment operating profit of $1.2 billion; adjusted operating profit of $1.1 billion - both records
•Packaged Meats segment operating profit margin of 14.0%; adjusted operating profit margin of 13.6%, up 70 basis points from 12.9% in fiscal 2023
•Net income from continuing operations per common share attributable to Smithfield of $2.06; adjusted net income from continuing operations per common share attributable to Smithfield of $1.88

Fourth Quarter Fiscal 2024 Financial Highlights
•Net sales of $4.0 billion
•Operating profit of $335 million; adjusted operating profit of $315 million, up from adjusted operating profit of $230 million in the fourth quarter of 2023
•Operating margin of 8.5%; adjusted operating margin of 8.0%
•Packaged Meats segment operating profit of $313 million; operating profit margin of 12.7%
•Net income from continuing operations per common share attributable to Smithfield of $0.56; adjusted net income from continuing operations per common share attributable to Smithfield of $0.52

CEO Perspective

“We are excited to return to the U.S. public markets as a leading packaged meats company with strong profitability and a solid balance sheet to support our future growth,” said Smithfield President and CEO Shane Smith. “In fiscal 2024, we delivered operating profit of more than $1.1 billion and adjusted operating profit of $1.0 billion, up nearly four times from adjusted operating profit of $258 million in 2023. This strong rebound reflects our resilient business model, led by another year of record profits in our Packaged Meats segment, our third consecutive year of profit growth in our Fresh Pork segment and a more than $600 million increase in Hog Production segment profitability.”

Smith continued, “Looking ahead, we are focused on continuing to execute the strategies that have more than doubled our Packaged Meats segment operating profit over the past ten years as well as our strategies to further optimize our Fresh Pork and Hog Production operations. We have built a solid foundation that positions us well for the future with a strong balance sheet and ample cash flow to support our growth strategies and increase value for our shareholders.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended			Twelve Months Ended
	December 29, 2024	December 31, 2023	$ Change	December 29, 2024	December 31, 2023	$ Change
	(in millions)			(in millions)
Sales by segment:
Packaged Meats	$2,458	$2,404	$54	$8,319	$8,280	$39
Fresh Pork	2,002	1,836	166	7,873	7,832	42
Hog Production	782	819	(37)	3,002	3,317	(315)
Other	121	178	(57)	471	559	(88)
Total segment sales	5,364	5,238	126	19,665	19,988	(323)
Inter-segment sales eliminations:
Fresh Pork	(754)	(617)	(137)	(2,990)	(2,694)	(296)
Hog Production	(659)	(621)	(37)	(2,533)	(2,646)	114
Other	—	(2)	2	(1)	(7)	6
Total inter-segment sales eliminations	(1,413)	(1,240)	(173)	(5,524)	(5,348)	(176)
Sales	$3,951	$3,998	$(47)	$14,142	$14,640	$(498)

Operating Profit (Loss)

	Three Months Ended			Twelve Months Ended
	December 29, 2024	December 31, 2023	$ Change	December 29, 2024	December 31, 2023	$ Change
	(in millions)			(in millions)
Packaged Meats	$313	$306	$7	$1,168	$1,066	$102
Fresh Pork	70	45	26	266	117	150
Hog Production	(8)	(131)	122	(144)	(756)	612
Other	17	13	4	35	(4)	39
Corporate expenses	(62)	(25)	(37)	(153)	(107)	(46)
Unallocated	4	(324)	328	(55)	(371)	316
Operating profit (loss)	$335	$(116)	$450	$1,118	$(56)	$1,174

We recently removed income from equity method investments from the measure of segment profit reviewed by our Chief Operating Decision Maker. Accordingly, the historical segment results presented herein have been retrospectively adjusted to remove income from equity method investments.

Financial Position

As of December 29, 2024, we had $3,245 million of available liquidity consisting of $943 million in cash and cash equivalents and $2,303 million of availability under our committed credit facilities. We generated $916 million in cash flows from operating activities and ended fiscal year 2024 with a net debt to Adjusted EBITDA ratio of 0.8x.

Dividend Update

On March 24, 2025, our Board declared a quarterly cash dividend of $0.25 per share of common stock, which is payable on April 22, 2025, to shareholders of record on April 10, 2025. We anticipate the remaining quarterly dividends in fiscal year 2025 will be $0.25 per share, resulting in an annual dividend rate in fiscal year 2025 of $1.00 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2025 Outlook

For Fiscal Year 2025, the Company expects:

•Packaged Meats segment adjusted operating profit of between $1,050 million to $1,150 million.

•Fresh Pork segment adjusted operating profit of between $150 million to $250 million.

•Hog Production segment adjusted operating (loss)/profit of between $(50) million to $50 million.

•Total Company adjusted operating profit of between $1,100 million to $1,300 million.

•Total Company sales to increase in the low-to-mid-single-digit percent range compared to fiscal year 2024.

•Capital expenditures of between $400 million to $500 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•An effective tax rate of between 23.0% and 25.0%.

Conference Call Information

A conference call to discuss the fourth quarter and fiscal year 2024 financial results is scheduled for today, March 25, 2025, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 866-777-2509 (international callers please dial 412-317-5413).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 877-344-7529 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 6445081. The replay will be available until April 1, 2025.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world.

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (i) adjusted net income from continuing operations attributable to Smithfield, (ii) adjusted net income from continuing operations per common share attributable to Smithfield, (iii) EBITDA from continuing operations, (iv) adjusted EBITDA from continuing operations, (v) adjusted EBITDA margin from continuing operations, (vi) adjusted operating profit, (vii) adjusted operating profit margin, (viii) net debt and (ix) ratio of net debt to adjusted EBITDA from continuing operations. We refer to these measures as “non-GAAP” financial measures.

(i) Adjusted net income from continuing operations attributable to Smithfield is defined as net income (loss), excluding the effects of legal settlements (both gain and loss) and loss contingencies, transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income from continuing operations attributable to Smithfield is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (ii) Adjusted net income from continuing operations per common share attributable to Smithfield is defined as adjusted net income from continuing operations attributable to Smithfield divided by total outstanding common shares. (iii) EBITDA from continuing operations is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (iv) Adjusted EBITDA from continuing operations is defined as EBITDA further adjusted for legal settlements (both gain and loss) and loss contingencies and transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses). We believe that adjusted EBITDA from continuing operations is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (v) Adjusted EBITDA margin from continuing operations is defined as adjusted EBITDA from continuing operations divided by total sales. We believe that adjusted EBITDA margin from continuing operations is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (vi) Adjusted operating profit is defined as operating profit, excluding items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (vii) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of revenues. We believe that adjusted net income from continuing operations attributable to Smithfield, adjusted net income from continuing operations per common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (viii) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (ix) Ratio of net debt to adjusted EBITDA from continuing operations is defined as net debt divided by adjusted EBITDA from continuing operations. We believe that ratio of net debt to adjusted EBITDA from continuing operations is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA from continuing operations, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2025 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2025 projected adjusted results to its fiscal year 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words, such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our ability to successfully continue to execute the strategies that have more than doubled our Packaged Meats segment profitability over the past ten years, as well as our strategies to further optimize our Fresh Pork and Hog Production operations; our ability to support our growth strategies and increase value for our shareholders; our financial outlook for 2025; and the anticipated payment of annual dividends of $1.00 per share in 2025.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (i) the cyclical nature of our operations and fluctuations in commodity prices; (ii) our dependence on third- party suppliers; (iii) our ability to execute on our strategy to optimize the size of our hog production operations; (iv) our ability to navigate geopolitical risks including increased tariffs on our exports, (v) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (vi) our ability to compete successfully in the food industry; (vii) our ability to anticipate and meet consumer trends and interests through product innovation; (viii) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (ix) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (x) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (xi) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (xii) our dividend policy and our ability to pay dividends; and (xiii) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

###

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Sales	$3,951	$3,998	$14,142	$14,640
Cost of sales	3,418	3,713	12,244	13,751
Gross profit	533	285	1,897	889
Selling, general and administrative expenses	246	407	840	1,050
Operating gains	(47)	(6)	(60)	(105)
Operating profit (loss)	335	(116)	1,118	(56)
Interest expense, net	14	17	66	76
Non-operating (gains) losses	5	(6)	(9)	(3)
Income (loss) from continuing operations before income taxes	316	(126)	1,061	(129)
Income tax expense (benefit)	105	(42)	271	(41)
(Income) loss from equity method investments	(6)	46	(8)	46
Net income (loss) from continuing operations	217	(131)	798	(133)
Net income from continuing operations attributable to noncontrolling interests	6	8	14	5
Net income (loss) from continuing operations attributable to Smithfield	211	(139)	783	(138)

Income (loss) from discontinued operations before income taxes	(3)	53	184	185
Income tax expense from discontinued operations	4	10	13	30
Net income (loss) from discontinued operations attributable to Smithfield	(7)	43	172	155
Net income from discontinued operations attributable to noncontrolling interests	—	—	2	—
Net income (loss) from discontinued operations attributable to Smithfield	(7)	43	170	155

Net income (loss)	210	(87)	970	23
Net income attributable to noncontrolling interests	6	8	17	5
Net income (loss) attributable to Smithfield	$204	$(96)	$953	$17

Net income (loss) per common share attributable to Smithfield:
Basic and diluted:
Continuing operations	$0.56	$(0.37)	$2.06	$(0.36)
Discontinued operations	(0.02)	0.11	0.45	0.41
Total	$0.54	$(0.25)	$2.51	$0.05

Weighted average shares outstanding
Basic	380,069,232	380,069,232	380,069,232	380,069,232
Diluted	380,069,232	380,069,232	380,069,232	380,069,232

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$943	$687
Accounts receivable, net	558	577
Inventories, net	2,412	2,536
Current assets of discontinued operations	—	958
Prepaid expenses and other current assets	290	163
Total current assets	4,202	4,921

Property, plant and equipment, net	3,176	3,347
Goodwill	1,613	1,627
Intangible assets, net	1,266	1,274
Operating lease assets	335	381
Equity method investments	202	191
Long-term assets of discontinued operations	—	1,347
Other assets	260	230
Total assets	$11,054	$13,317

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	777	789
Current portion of long-term debt and finance lease obligations	3	27
Current portion of operating lease obligations	56	63
Current liabilities of discontinued operations	—	406
Accrued expenses and other current liabilities	871	1,166
Total current liabilities	1,706	2,450

Long-term debt and finance lease obligations	1,999	2,006
Long-term operating lease obligations	286	325
Deferred income taxes, net	518	474
Net long-term pension obligation	279	255
Long-term liabilities of discontinued operations	—	86
Other liabilities	208	235

Redeemable noncontrolling interests	225	246

Commitments and contingencies

Equity:
Shareholder’s equity:
Preferred stock, no par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 5,000,000,000 shares authorized, 380,069,232 issued and outstanding	—	—
Additional paid-in capital	3,102	4,152
Retained earnings	3,184	3,588
Accumulated other comprehensive loss	(452)	(500)
Total shareholder’s equity	5,834	7,241
Noncontrolling interests	—	—
Total equity	5,834	7,241
Total liabilities and equity	$11,054	$13,317

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended
	December 29, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$970	$23
Less: Net income from discontinued operations	(172)	(155)
Net income (loss) from continuing operations	$798	$(133)
Adjustments to reconcile net income from continuing operations to net cash flows from operating activities of continuing operations:
Depreciation and amortization	339	427
Deferred income taxes	91	(130)
Impairment of assets	1	1
(Income) loss from equity method investments	(8)	46
(Gain) loss on sale of other assets	15	11
(Gain) loss on sale of property, plant and equipment	(35)	(85)
Change in accounts receivable	(6)	157
Change in inventories	138	469
Change in prepaid expenses and other current assets	(88)	57
Change in accounts payable	(19)	(215)
Change in accrued expenses and other current liabilities	(261)	80
Other	(49)	2
Net cash flows from operating activities of continuing operations	916	688

Cash flows from investing activities:
Capital expenditures	(350)	(353)
Net expenditures from breeding stock transactions	(43)	(48)
Investments in partnerships and other assets	(13)	(27)
Business dispositions	—	13
Proceeds from sale of property, plant and equipment and other assets	99	219
Other	9	3
Net cash flows from (used in) investing activities of continuing operations	(298)	(194)

Cash flows from financing activities:
Payment of dividends	(288)	(323)
Repayments to Securitization Facility	(14)	(226)
Proceeds from Securitization Facility	14	226
Purchase of redeemable noncontrolling interest	—	(15)
Net repayments to revolving credit facilities	(8)	(7)
Principal payments on long-term debt and finance lease obligations	(24)	(4)
Payment of deferred purchase consideration for acquisition	(2)	(2)
Other	1	(2)
Net cash flows used in financing activities of continuing operations	(321)	(353)

Effect of foreign exchange rate changes on cash from continuing operations	(7)	3

	Twelve Months Ended
	December 29, 2024	December 31, 2023
Cash flows from discontinued operations
Net cash flows from operating activities of discontinued operations	221	346
Net cash flows used in investing activities of discontinued operations	(171)	(128)
Net cash flows used in financing activities of discontinued operations	(143)	(180)
Effect of foreign exchange rate changes on cash from discontinued operations	(5)	—
Net change in cash and cash equivalents of discontinued operations	(98)	38

Net change in cash, cash equivalents and restricted cash	192	181

Cash, cash equivalents and restricted cash at beginning of period (including discontinued operations)	751	570
Cash, cash equivalents and restricted cash at end of period (including discontinued operations)	943	751
Less: Cash, cash equivalents and restricted cash attributable discontinued operations at end of period	—	(64)
Cash, cash equivalents and restricted cash at end of period	$943	$687

Non-GAAP Financial Measures

Adjusted Net Income from Continuing Operations Attributable to Smithfield and Adjusted Net Income from Continuing Operations per Common Share Attributable to Smithfield

The following table provides a reconciliation of net income from continuing operations to adjusted net income from continuing operations attributable to Smithfield.

	Three Months Ended		Twelve Months Ended		Affected income statement account
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(in millions, except per share data)
Net income from continuing operations attributable to Smithfield	211	(139)	783	(138)
Employee Retention Tax Credits (1)	—	—	(86)	—	Cost of sales
Employee Retention Tax Credits (1)	—	—	(1)	—	SG&A
West Coast Exit and Hog Production Reform (2)	(38)	—	(38)	—	Operating gains
West Coast Exit and Hog Production Reform (3)	18	99	31	195	Cost of sales
West Coast Exit and Hog Production Reform (4)	—	49	—	49	(Income) loss from equity method investments
Insurance recoveries	—	—	(4)	(5)	Operating gains
Litigation charges (5)	—	196	—	208	SG&A
Gain on sale of Vernon, California facility	—	—	—	(86)	Operating gains
Incremental costs from destruction of property	—	2	4	3	Cost of sales
Income tax effect of non-GAAP adjustments (6)	5	(89)	24	(94)	Income tax expense (benefit)
Adjusted net income from continuing operations attributable to Smithfield	196	118	714	132

Net income (loss) from continuing operations attributable to Smithfield per common share (basic and diluted)	$0.56	$(0.37)	$2.06	$(0.36)
Adjusted net income from continuing operations attributable to Smithfield per common share (basic and diluted)	$0.52	$0.31	$1.88	$0.35
________________
(1)The Coronavirus Aid, Relief, and Economic Security Act provided an employee retention credit to eligible employers who paid qualified wages to employees during the COVID-19 pandemic. In the second quarter of 2024, we recognized $86 million and $1 million of employee retention credits in cost of sales and SG&A, respectively.
(2)Includes a $32 million gain on sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms LLC.
(3)Consists of costs related to the closure of our Vernon, California processing facility, the closure and/or reduction of certain farms in Arizona, California, Missouri and Utah and certain residual operating and restructuring expenses, including the termination of a number of agreements with contract farmers, workforce reduction, and accelerated depreciation of machinery equipment with no future alternative use, due to discontinuation of operations in the West Coast and efforts to improve the cost structure of our Hog Production segment.
(4)Includes an impairment of certain biogas assets recognized by our joint venture, Align, and costs incurred in connection with the closure of certain farms in Missouri that impacted assets owned by our joint venture, Monarch.
(5)Consists of accruals for the antitrust price-fixing and antitrust wage-fixing litigation matters.
(6)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations and
Adjusted EBITDA Margin from Continuing Operations

The following table provides a reconciliation of net income from continuing operations to EBITDA from continuing operations and adjusted EBITDA from continuing operations.

	Three Months Ended		Twelve Months Ended		Affected income statement account
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
	(in millions, except percentages)
Net income (loss) from continuing operations	$217	$(131)	$798	$(133)
Interest expense, net	14	17	66	76
Income tax expense (benefit)	105	(42)	271	(41)
Depreciation and amortization	87	131	339	427
EBITDA from continuing operations	$423	$(24)	$1,474	$329
Employee Retention Tax Credits	—	—	(86)	—	Cost of sales
Employee Retention Tax Credits	—	—	(1)	—	SG&A
West Coast Exit and Hog Production Reform	(38)	—	(38)	—	Operating gains
West Coast Exit and Hog Production Reform (1)	17	57	29	110	Cost of sales
West Coast Exit and Hog Production Reform	—	49	—	49	(Income) loss from equity method investments
Insurance recoveries	—	—	(4)	(5)	Operating gains
Incremental costs from destruction of property	—	2	4	3	Cost of sales
Litigation charges	—	196	—	208	SG&A
Gain on sale of Vernon, California facility	—	—	—	(86)	Operating gains
Adjusted EBITDA from continuing operations	$402	$279	$1,379	$610

Net income (loss) margin from continuing operations	5.5%	(3.3)%	5.6%	(0.9)%
Adjusted EBITDA margin from continuing operations	10.2%	7.0%	9.7%	4.2%
________________
(1)Excludes accelerated depreciation and amortization charges of $1 million and $42 million for the three months ended December 29, 2024 and December 31, 2023, respectively, and $2 million and $85 million for fiscal years 2024 and 2023, respectively, as such charges are included in the depreciation and amortization line in this table.

Net Debt and Ratio of Net Debt to Adjusted EBITDA from Continuing Operations

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income from continuing operations, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	December 29, 2024	December 31, 2023
	(in millions, except ratios)
Current portion of long-term debt and capital lease	$3	$27
Long-term debt and finance lease obligations	1,999	2,006
Total debt and finance lease obligations	2,002	2,033
Cash and cash equivalents	(943)	(687)
Net debt	$1,059	$1,345

Net income (loss) from continuing operations	$798	$(133)
Adjusted EBITDA from continuing operations	$1,379	$610

Ratio of total debt and finance lease obligations to net income (loss) from continuing operations	2.5x	(15.3x)
Ratio of net debt to adjusted EBITDA from continuing operations	0.8x	2.2x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit. Adjusted operating profit and adjusted operating profit margin are non-GAAP measures.

Three Months Ended December 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$313	$70	$(8)	$17	$(62)	$4	$335
Hog Production Reform	—	—	—	—	—	(20)	(20)
Adjusted operating profit (loss)	$313	$70	$(8)	$17	$(62)	$(16)	$315

Operating profit (loss) margin	12.7%	3.5%	(1.0)%	13.7%	NM	NM	8.5%
Adjusted operating profit (loss) margin	12.7%	3.5%	(1.0)%	13.7%	NM	NM	8.0%

Three Months Ended December 31, 2023	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$306	$45	$(131)	$13	$(25)	$(324)	$(116)
Litigation charges	—	—	—	—	—	196	196
West Coast Exit and Hog Production Reform	—	—	—	—	—	148	148
Incremental costs from destruction of property	—	—	—	—	—	2	2
Adjusted operating profit (loss)	$306	$45	$(131)	$13	$(25)	$22	$230

Operating profit (loss) margin	12.7%	2.4%	(15.9)%	7.1%	NM	NM	(2.9)%
Adjusted operating profit (loss) margin	12.7%	2.4%	(15.9)%	7.1%	NM	NM	5.7%

Twelve Months Ended December 29, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$1,168	$266	$(144)	$35	$(153)	$(55)	$1,118
Employee retention tax credits	(38)	(41)	(8)	—	—	—	(87)
West Coast Exit and Hog Production Reform	—	—	—	—	—	(7)	(7)
Insurance recoveries	—	—	—	—	—	(4)	(4)
Incremental costs from destruction of property	—	—	—	—	—	4	4
Adjusted operating profit (loss)	$1,130	$225	$(152)	$35	$(153)	$(61)	$1,024

Operating profit (loss) margin	14.0%	3.4%	(4.8)%	7.4%	NM	NM	7.9%
Adjusted operating profit (loss) margin	13.6%	2.9%	(5.0)%	7.4%	NM	NM	7.2%

Twelve Months Ended December 31, 2023	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$1,066	$117	$(756)	$(4)	$(107)	$(371)	$(56)
Litigation charges	—	—	—	—	—	208	208
West Coast Exit and Hog Production Reform	—	—	—	—	—	195	195
Gain on sale of Vernon, California facility	—	—	—	—	—	(86)	(86)
Insurance recoveries	—	—	—	—	—	(5)	(5)
Incremental costs from destruction of property	—	—	—	—	—	3	3
Adjusted operating profit (loss)	$1,066	$117	$(756)	$(4)	$(107)	$(56)	$258

Operating profit (loss) margin	12.9%	1.5%	(22.8)%	(0.8)%	NM	NM	(0.4)%
Adjusted operating profit (loss) margin	12.9%	1.5%	(22.8)%	(0.8)%	NM	NM	1.8%
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(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.